UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2023

Cognex Corporation
(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 650-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On August 3, 2023, Cognex Corporation (the “Company”) issued a news release to report its financial results for the quarter ended July 2, 2023. The release is furnished as Exhibit 99.1 hereto. The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2023, in connection with certain recent changes to Securities and Exchange Commission rules and a periodic review of corporate governance matters, the Board of Directors (the “Board”) of the “Company approved amendments to the Company’s Amended and Restated By-Laws (as amended, the “A&R By-Laws”), effective immediately.

The amendments to the A&R By-Laws, among other things:

◾
Address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including requiring: (a) the shareholder’s nomination notice to include information regarding the solicitation of proxies from shareholders; and (b) the shareholder to comply with Rule 14a-19 and provide reasonable evidence thereof prior to the shareholder meeting;

◾	Provide that any shareholder soliciting proxies use a proxy card color other than white, which is reserved for the exclusive use of the Board;
◾
Enhance the informational and procedural requirements in connection with shareholder proposals and shareholder director nominations, including: (a) requiring additional information about the shareholder making the director nomination or proposal; (b) requiring additional information about the shareholder proposed business and/or director nominee; (c) requiring certain updates to notices provided by the shareholder to the Company; and (d) providing that the number of nominees a shareholder may nominate for election at the meeting may not exceed the number of directors to be elected at such meeting;

◾	Enhance the informational and procedural requirements in connection with a request for a special meeting of shareholders by one or more shareholders in accordance with the A&R By-Laws;
◾	Clarify the powers of the Board and the presiding officer at a shareholder meeting to prescribe rules and regulations for the conduct of the meeting
◾
Provide that, unless the Company consents in writing to the selection of an alternative forum, (a) Massachusetts State Court is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or shareholder of the Company to the Company or its shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts General Laws or the Company’s organizational documents, or (iv) any action asserting a claim governed by the internal affairs doctrine, and (b) the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations thereunder; and

◾
Make various updates throughout to conform to the Massachusetts Business Corporation Act and to make ministerial changes, clarifications (including changes to clarify the Company’s ability to conduct business by means of remote or electronic communication), and other conforming revisions.

The foregoing description of the A&R By-Laws is qualified in its entirety by the full text of the A&R By-Laws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On August 3, 2023, the Company announced that its Board declared a quarterly cash dividend of $0.07 per share. The dividend is payable on September 1, 2023, to all shareholders of record at the close of business on August 18, 2023.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Cognex Corporation, effective August 2, 2023

99.1	News release, dated August 3, 2023, by Cognex Corporation with respect to financial results for the quarter ended July 2, 2023 (furnished herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: August 3, 2023	By:/s/ Paul Todgham
Paul Todgham
Senior Vice President and Chief Financial Officer